UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 17, 2005

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 17, 2005, the Company entered into an equity commitment letter under which it agreed to provide approximately $450 million of cash to a joint venture with Bain Capital Partners LLC and Kohlberg Kravis Roberts & Co. as equal partners.  The Company is a one-third owner of the joint venture.  On that same date, the joint venture entered into a merger agreement to acquire Toys “R” Us, Inc. for $26.75 per share.   The obligation of the Company to fund its equity commitment is conditioned upon the satisfaction of the joint venture’s conditions to the closing of that acquisition.  That closing in turn is subject to customary closing conditions, including the approval of the stockholders of Toys “R” Us.

Item 7.01.  Regulation FD Disclosure.

On March 17, 2005, the Company, Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. and Bain Capital issued a joint press release announcing the Toys “R” Us, Inc. transaction referred to in item 1.01 of this Form 8-K.  A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

Item 8.01 Other Events.

On March 17, 2005, the Company issued its own separate press release announcing the Toys “R” Us, Inc. transaction referred to in item 1.01 of this Form 8-K.  A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Press Release, dated March 17, 2005 (furnished, not filed).
99.2	Press Release, dated March 17, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: March 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

By:	VORNADO REALTY TRUST,

Sole General Partner

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: March 17, 2005

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